Exhibit 23.1

23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
KEMET Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-107411, 333-92963, 33-98912, and 33-93092) on Form S-3; and (333-123308, 333-67849, and 33-96226) on Form S-8, of KEMET Corporation of our reports dated June 14, 2006, with respect to the Consolidated Balance Sheets of KEMET Corporation and subsidiaries as of March 31, 2006 and 2005, and the related Consolidated Statements of Operations, Stockholders’ Equity and Comprehensive Income/(Loss), and Cash Flows for each of the years in the three-year period ended March 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006, and the effectiveness of internal control over financial reporting as of March 31, 2006, as included in this Annual Report (Form 10-K) for the fiscal year ended March 31, 2006.

/s/ KPMG LLP
KPMG LLP

Greenville, South Carolina
June 14, 2006